EXHIBIT 10.2

AMENDED AND RESTATED PLEDGE AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of June 16, 2006, is by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (individually a “Pledgor”, and collectively the “Pledgors”) and BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the holders of the Secured Obligations referenced below.

W I T N E S S E T H

WHEREAS, senior credit facilities have been established in favor of RehabCare Group, Inc., a Delaware corporation (the “Borrower”), pursuant to the terms of that certain credit agreement, dated as of October 12, 2004 (as amended, modified and supplemented, the “Existing Credit Agreement”), among the Borrower, the subsidiaries and affiliates of the Borrower identified therein, as guarantors, the lenders identified therein and Bank of America, N.A., as administrative agent;

WHEREAS, the Borrower has requested certain modifications to the existing senior credit facilities, including, among other things, an increase in the revolving credit commitments and extension of the tenor therefore and consent to the Symphony Acquisition and the Midland Acquisition;

WHEREAS, the Lenders have agreed to make the requested modifications to the existing credit facilities pursuant to the terms of that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified and supplemented, the “Credit Agreement”), by and among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent; and

WHEREAS, this Pledge Agreement is given in amendment to, restatement of and substitution for the pledge agreement provided in connection with the Existing Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions and Interpretive Provisions.

(a)         Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement. In addition, the following terms, which are defined in the UCC as in effect in the State of North Carolina on the date hereof, are used herein as so defined: Accession, Financial Asset, Proceeds and Security. As used herein:

“Borrower” has the meaning provided in the recitals hereto.

“Collateral Agent” has the meaning provided in the introductory paragraph hereto, or any successor collateral agent.

“Credit Agreement” has the meaning provided in the recitals hereto.

“Existing Credit Agreement” has the meaning provided in the recitals hereto.

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“Non-Voting Equity” has the meaning provided in the recitals hereto.

“Pledge Agreement” has the meaning provided in the recitals hereto, as the same may be amended and modified from time to time.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Pledgors” has the meaning provided in the recitals hereto, together with their respective successors and assigns.

“Secured Obligations” means the Obligations (as defined in the Credit Agreement) and, without duplication, all costs and expenses incurred in connection with enforcement and collection of such Secured Obligations, including reasonable attorneys’ fees and disbursements.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code.

“Voting Equity” has the meaning provided in Section 2 hereof.

(b)           Interpretive Provisions, etc. Each of the terms and provisions of Section 1.02 of the Credit Agreement (as the same may be amended or modified as provided therein) are incorporated herein by reference to the same extent and with the same effect as if fully set forth herein.

2.           Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and assigns to the Collateral Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set-off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a)           Pledged Shares. (i) one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of each Domestic Subsidiary set forth on Schedule 2(a) attached hereto and (ii) sixty-five (65%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each Foreign Subsidiary set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Capital Stock, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Capital Stock described in Section 2(b) and 2(c) below, the “Pledged Shares”), including the following:

(A)          all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants,

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rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

(B)        without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

(b)           Additional Shares. (i) one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Capital Stock owned by such Pledgor of any Person that hereafter becomes a Domestic Subsidiary and (ii) sixty-five percent (65%) (or, if less, the full amount owned by such Pledgor) of the Voting Equity and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity owned by such Pledgor of any Person that hereafter becomes a Foreign Subsidiary, including the certificates (or other agreements or instruments) representing such Capital Stock.

(c)           Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Capital Stock to the Collateral Agent as collateral security for the Secured Obligations. Upon delivery to the Collateral Agent, such additional Capital Stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Capital Stock.

3.           Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Secured Obligations.

4.	Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

(a)         Such Pledgor shall deliver to the Collateral Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Collateral Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

(b)         Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Collateral Agent in the exact form received

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together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(c)         Financing Statements. Each Pledgor authorizes the Collateral Agent to prepare and file such UCC or other applicable financing statements as may be reasonably requested by the Collateral Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

5.           Representations and Warranties. Each Pledgor hereby represents and warrants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:

(a)         Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(b)         Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor.

(c)         Exercising of Rights. The exercise by the Collateral Agent of its rights and remedies hereunder will not violate any Law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

(d)         Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Shares is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement (except as have been already obtained or made) or (ii) for the exercise by the Collateral Agent or the holders of the Secured Obligations of their rights and remedies hereunder (except as may be required by Laws affecting the offering and sale of securities).

(e)           Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the holders of the Secured Obligations, in the Pledged Collateral. The delivery to the Collateral Agent of certificates evidencing the Pledged Collateral, together with duly executed stock powers in respect thereof, will perfect and establish the first priority of the Collateral Agent’s security interest in any certificated Pledged Collateral that constitutes a Security. The filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdiction of organization of the applicable Pledgor or obtaining “control” over such interests in accordance with the provisions of Section 8-106 of the UCC will perfect and establish the first priority of the Collateral Agent’s security interest in any uncertificated Pledged Collateral that constitutes a Security. The filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdiction of organization of the applicable Pledgor will perfect and establish the first priority of the Collateral Agent’s security interest in any Pledged Collateral that does not constitute a Security. Except as set forth in this subsection (e), no action is necessary to perfect the security interests granted by the Pledgors under this Pledge Agreement.

(f)          Partnership and Membership Interests. Except as previously disclosed to the Collateral Agent, none of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides

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that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

(g)         No Other Interests. No Pledgor owns any Capital Stock in any Subsidiary other than as set forth on Schedule 2(a) attached hereto.

6.           Covenants. Each Pledgor hereby covenants, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Pledgor shall:

(a)         Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

(b)         Further Assurances. Promptly authorize or execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Collateral Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including any and all action necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a first priority perfected security interest in all Pledged Collateral); (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including and if requested by the Collateral Agent, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(c)         Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

(d)         Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(e)         Issuance or Acquisition of Capital Stock. Not, without executing and delivering, or causing to be executed and delivered, to the Collateral Agent such agreements, documents and instruments as the Collateral Agent may require, issue or acquire any Capital Stock consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

7.           Advances and Performance by Holders of the Secured Obligations. On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Collateral Agent or the holders of the Secured Obligations may make for the protection of the security hereof or may be

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compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis (subject to Section 26 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Collateral Agent or the holders of the Secured Obligations on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Credit Documents or any other documents relating to the Secured Obligations. The holders of the Secured Obligations may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8.	Remedies.

(a)         General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent and the holders of the Secured Obligations shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any other documents relating to the Secured Obligations, or by Law (including levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Pledged Collateral.

(b)         Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 8 and without notice, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable Law. To the extent permitted by Law, any holder of the Secured Obligations may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by Law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten days before the time of such sale. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)         Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged

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Collateral to register such Pledged Collateral for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Collateral Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d)         Retention of Pledged Collateral. To the extent permitted under applicable Law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e)         Deficiency. In the event that the Proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the holders of the Secured Obligations are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency (subject to Section 26 hereof), together with interest thereon at the Default Rate for Revolving Loans that are Base Rate Loans, together with reasonable costs of collection and reasonable attorneys’ fees and disbursements. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9.	Rights of the Collateral Agent.

(a)         Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Collateral Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)          to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Collateral Agent may reasonably deem appropriate;

(ii)         to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii)        to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may reasonably deem appropriate;

(iv)        to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v)         to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

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(vi)        to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii)       to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii)     to authorize or to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(ix)        to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may reasonably deem appropriate;

(x)         to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Collateral Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi)        to do and perform all such other acts and things as the Collateral Agent may reasonably deem appropriate or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or Law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b)         Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof in connection with its resignation as Collateral Agent pursuant to Article X of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

(c)         The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Collateral Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession

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if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

(d)	Voting Rights in Respect of the Pledged Collateral.

(i)          So long as no Event of Default shall have occurred and be continuing, to the extent permitted by Law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(ii)         Upon the occurrence and during the continuance of an Event of Default and following the Collateral Agent’s delivery to such Pledgor of notice of its intent to exercise such rights, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to clause (i) of this subsection shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(e)	Dividend Rights in Respect of the Pledged Collateral.

(i)          So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral addressed herein) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii)	Upon the occurrence and during the continuance of an Event of Default:

(A)          all rights of a Pledgor to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to clause (i) of this subsection shall cease and all such rights shall thereupon be vested in the Collateral Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

(B)          all dividends and interest payments that are received by a Pledgor contrary to the provisions of clause (A) of this subsection shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

10.         Rights of Required Lenders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Lenders.

11.         Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any Proceeds of the Pledged Collateral, when received by the Collateral Agent or any of the holders of the Secured Obligations in cash or its

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equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement or other document relating to the Secured Obligations, and each Pledgor irrevocably waives the right to direct the application of such payments and Proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and Proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

12.         Release of Pledged Collateral. Upon request, the Collateral Agent shall promptly deliver to the Borrower (at the Borrower’s expense) appropriate release documentation to the extent the release of Pledged Collateral is permitted under, and on the terms and conditions set forth in, the Credit Agreement; provided that any such release, or the substitution of any of the Pledged Collateral for other Collateral, will not alter, vary or diminish in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any and all Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien (subject to Permitted Liens) on any and all Pledged Collateral not expressly released or substituted.

13.         Costs and Expenses. At all times hereafter, whether or not upon the occurrence of an Event of Default, the Pledgors agree to promptly pay upon demand any and all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) of the Collateral Agent and the holders of the Secured Obligations (a) as required under Section 11.04 of the Credit Agreement and (b) as necessary to protect the Pledged Collateral or to exercise any rights or remedies under this Pledge Agreement or with respect to any of the Pledged Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

14.	Continuing Agreement.

(a)           This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents). Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Collateral Agent and the holders of the Secured Obligations shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder and shall authorize or execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b)           This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Collateral Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

15.         Amendments and Waivers. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except by written agreement of (a) the Pledgors and (b) the Collateral Agent (with the consent or at the direction of the Required Lenders under the Credit Agreement).

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16.         Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent and the holders of the Secured Obligations hereunder, to the benefit of the Collateral Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the Required Lenders under the Credit Agreement. To the fullest extent permitted by Law, each Pledgor hereby releases the Collateral Agent and each holder of the Secured Obligations, their respective successors, assigns, officers, attorneys, employees and agents, from any liability for any act or omission or any error of judgment or mistake of fact or of Law relating to this Pledge Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent or such holder, as determined by a final and nonappealable judgment of a court of competent jurisdiction.

17.         Notices. All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

18.         Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

19.         Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

20.	Governing Law; Submission to Jurisdiction; Venue.

(a)           THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN CHARLOTTE, NORTH CAROLINA OR OF THE UNITED STATES FOR THE WESTERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, EACH PLEDGOR AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PLEDGOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO. EACH PLEDGOR AND THE COLLATERAL AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

21.         Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES ANY

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RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

22.         Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23.         Entirety. This Pledge Agreement, the other Credit Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

24.         Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Credit Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

25.         Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the holders of the Secured Obligations under this Pledge Agreement, under any of the other Credit Documents or under any other document relating to the Secured Obligations.

26.	Joint and Several Obligations of Pledgors.

(a)         Subject to subsection (c) of this Section 26, each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b)         Subject to subsection (c) of this Section 26, each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured

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Obligations arising under this Pledge Agreement, the other Credit Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c)          Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any other documents relating to the Secured Obligations, the obligations of each Pledgor that is a Guarantor under the Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state Law).

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                Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:	REHABCARE GROUP, INC.,

a Delaware Corporation

AMERICAN VITALCARE, INC.,

a California corporation

MANAGED ALTERNATIVE CARE, INC.,

a California corporation

PHASE 2 CONSULTING, INC.,

a Delaware corporation

REHABCARE GROUP OF CALIFORNIA, INC.,

a Delaware corporation

REHABCARE GROUP EAST, INC.,

a Delaware corporation

REHABCARE GROUP MANAGEMENT SERVICES, INC.,

a Delaware corporation

REHABCARE SANTA MONICA, INC.,

a Delaware corporation

REHABCARE TEXAS HOLDINGS, INC.,

a Delaware corporation

SALT LAKE PHYSICAL THERAPY ASSOCIATES, INC.,

a Utah corporation

STARMED MANAGEMENT, INC.,

a Delaware corporation

REHABCARE GROUP OF VIRGINIA LLC,

a Virginia limited liability company

REHABCARE HOSPITAL HOLDINGS, L.L.C.,

a Delaware limited liability company

LOUISIANA SPECIALTY HOSPITAL, L.L.C.,

a Delaware limited liability company

WEST GABLES REHABILITATION HOSPITAL, L.L.C.,

a Delaware limited liability company

LAFAYETTE SPECIALTY HOSPITAL, L.L.C.,

a Delaware limited liability company

TULSA SPECIALTY HOSPITAL, L.L.C.,

a Delaware limited liability company

CLEAR LAKE REHABILITATION HOSPITAL, L.L.C.,

a Delaware limited liability company

By:

Name: Jay W. Shreiner
Title:	Senior Vice President and
Chief Financial Officer

REHABCARE GROUP, INC.

AMENDED AND RESTATED PLEDGE AGREEMENT

REHABCARE GROUP OF TEXAS, L.P.,

a Texas limited liability company

REHABCARE GROUP OF ARLINGTON, LP,

a Texas limited partnership

REHABCARE GROUP OF AMARILLO, LP,

a Texas limited partnership

By:	RehabCare Group, Inc.,
a Delaware corporation, as its General Partner

By:

Name:
Title:

REHABCARE GROUP, INC.

AMENDED AND RESTATED PLEDGE AGREEMENT

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,

as Collateral Agent

By:

Name:
Title:

REHABCARE GROUP, INC.

AMENDED AND RESTATED PLEDGE AGREEMENT

SCHEDULES AND EXHIBITS

Schedule 2(a)	Pledged Shares
Exhibit 4(a)	Form of Irrevocable Stock Power

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Schedule 2(a)

PLEDGED SHARES

Pledgor	Issuer	Number of Shares	Certificate Number	Percentage Ownership

RehabCare Group, Inc.	RehabCare Group East, Inc.	500	1	100%
RehabCare Group, Inc.	RehabCare Group Management Services, Inc.	500	1	100%
RehabCare Group, Inc.	Salt Lake Physical Therapy Associates, Inc.	36,586	6	100%
RehabCare Group East, Inc.	RehabCare Texas Holdings, Inc.	500	1	100%
RehabCare Group, Inc. RehabCare Texas Holdings, Inc.	RehabCare Group of Texas, L.P.	N/A	N/A	1% 99%
StarMed Management, Inc.	RehabCare Group of California, Inc.	500	2	100%
RehabCare Group East, Inc.	StarMed Management, Inc.	500	1	100%
RehabCare Group of California, Inc.	Managed Alternative Care, Inc.	10,000	4	100%
RehabCare Group of California, Inc.	American VitalCare, Inc.	100	6	100%
RehabCare Group of California, Inc.	RehabCare Santa Monica, Inc.	1,000	1	100%
RehabCare Santa Monica, Inc.	RHB LLC	N/A	N/A	100%
RehabCare Group East, Inc.	RehabCare Group of Virginia LLC	N/A	N/A	100%
RehabCare Group, Inc.	Phase 2 Consulting, Inc.	100	1	100%
RehabCare Group East, Inc.	Rehabcare Hospital Holdings, L.L.C.	N/A	N/A	100%
Rehab Care Group, Inc. RehabCare Texas Holdings, Inc.	RehabCare Group of Arlington, LP	N/A	N/A	1% 99%
Rehab Care Group, Inc. RehabCare Texas Holdings, Inc.	RehabCare Group of Amarillo, LP	N/A	N/A	1% 99%
RehabCare Group, Inc.	Salt Lake Rehabilitation, LLC	N/A	N/A	100%
RehabCare Hospital Holdings, L.L.C.	West Gables Rehabilitation, L.L.C.	N/A	N/A	100%
RehabCare Hospital Holdings, L.L.C.	Lafayette Specialty Hospital, L.L.C.	N/A	N/A	100%

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RehabCare Hospital Holdings, L.L.C.	Tulsa Specialty Hospital, L.L.C.	N/A	N/A	100%
RehabCare Hospital Holdings, L.L.C.	Clear Lake Rehabilitation Hospital, L.L.C.	N/A	N/A	100%
RehabCare Hospital Holdings, L.L.C.	Louisiana Specialty Hospital, L.L.C.	N/A	N/A	100%

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Exhibit 4(a)

FORM OF IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of ____________________[ISSUER], a ____________ corporation:

No. of Shares	Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

[HOLDER]

By:
Name:
Title:

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